EXHIBIT 5.1


                                 LAW OFFICES OF
                            DECHERT PRICE & RHOADS

                        Princeton Pike Corporate Center
                                 P.O. Box 5218
                            Princeton, NJ 08543-5218

                            Telephone: (609)620-3200
                               Fax: (609)620-3259





                                        June 9, 2000



CYTOGEN  CORPORATION
600 College Road East CN 5308
Princeton,  NJ
08540-5308

          Re: Registration Statement on Form S-3; File No. 333-33436
              ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Cytogen Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3, File No. 333-33436, originally filed on March 28, 2000 with the Securities and Exchange Commission (the "Commission") and as amended by Amendment No. 1 thereto being filed with the Commission on the date hereof (as so amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act") of a shelf offering of up to 6,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), all of which are authorized but heretofore unissued.

     We have participated in the preparation of the Registration
Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.


     Based upon the foregoing, it is our opinion, that when (i) issued, delivered and paid for in the manner described in the Registration Statement assuming: (a) that at least par value will be paid for the Shares and (b) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws; and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such


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CYTOGEN CORPORATION
June 9, 2000
Page 2


transfer agent and registrar, the issuance and sale of the Shares will have been duly authorized, and the Shares will be legally and validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Dechert Price & Rhoads